News Release
October 24, 2022
SSR MINING ANNOUNCES CONSOLIDATION OF ÇÖPLER DISTRICT
Acquisition of 30% of Kartaltepe Transfers Control of the Entire Ҫӧpler District to SSR Mining
DENVER - SSR Mining Inc. (NASDAQ/TSX: SSRM, ASX: SSR) ("SSR Mining" or the “Company") is pleased to announce that it has reached an agreement to acquire an additional 30% ownership interest in the Kartaltepe Mining Joint Venture (“Kartaltepe”) at the Ҫӧpler District from partner Lidya Mining (“Lidya”) for total consideration of $150 million in cash (the “Transaction”). Upon completion of the Transaction, SSR Mining will increase its ownership interest in Kartaltepe from 50% and will own 80% of the entirety of the Ҫӧpler District. The acquisition is expected to deliver material synergies through the remainder of the currently defined 22-year Ҫӧpler mine life. The Transaction will provide increased exposure for the Company to potential exploration success on the geologically prospective Kartaltepe licenses, including Çakmaktepe Extension (Ardich), Çakmaktepe, and the Mavialtin Porphyry Belt. SSR Mining will use proceeds from its non-core asset sales received over the course of the past 18 months to fund the Transaction.
Rod Antal, President and CEO said, “The acquisition of an additional 30% of Kartaltepe continues the Company’s successful track record of reinvesting proceeds from non-core asset sales into core operating jurisdictions. Ҫӧpler is our cornerstone asset, and Çakmaktepe Extension represents one of the major drivers of both near and longer-term upside for the operation. With this Transaction, we expect to improve the life of mine cash flow for Çakmaktepe Extension while also increasing our exposure to potential future upside at the Ҫӧpler District. Resource conversion and expansion drilling at Çakmaktepe Extension has continued throughout 2022, with the project remaining on track for first production in 2023. With our aggressive exploration programs targeting near-mine and regional prospects, we expect to deliver additional Mineral Resource and Reserve growth across the Çöpler District in the coming years. This Transaction builds on our long-standing, value accretive and exclusive partnership with Lidya Mining within Türkiye.”
Strategic Rationale for the Kartaltepe Acquisition
•Expands ownership of existing Mineral Reserves and Resources at the Çakmaktepe, Çakmaktepe Extension, and Bayramdere deposits while also providing increased exposure to Mineral Resource conversion and expansion activities at the deposits in the future. Kartaltepe is comprised of eight licenses covering 9,200 hectares, which host a total of approximately 207,000 ounces of gold Mineral Reserves, including approximately 200,000 ounces, or 12%, of the existing Çakmaktepe Extension Mineral Reserves outlined in the 2021 Ҫӧpler District Master Plan (“CDMP21”). In addition, the licenses host 408,000 ounces of Measured & Indicated Mineral Resources and 394,000 ounces of Inferred Mineral Resources.
•Streamlines operating, financial and exploration activities across the Ҫӧpler District while creating tangible synergies. Eliminates incremental costs incurred through Anagold’s purchase of Kartaltepe ore to account for differential ownership as had been previous practice 1.
•Increases ownership in regional tenements covering the Mavialtin Porphyry Belt, including the prospective Mavidere, Saridere, Aslantepe and Findiklidere targets. SSR Mining is actively drilling at Mavidere in 2022, following up on positive results from geochemical and geophysical survey activities completed at the prospect over the last two field seasons.
The Transaction is expected to be completed in the fourth quarter of 2022, upon satisfaction of closing conditions.

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Kartaltepe Overview
SSR Mining’s total tenements across the Çöpler District cover approximately 25,800 ha. The licenses have previously been managed under two separate joint ventures with Lidya: the Anagold Mining Joint Venture (“Anagold”) and Kartaltepe. With the completion of the Transaction, SSR Mining will control 80% of each joint venture. SSR Mining previously controlled 50% of Kartaltepe, while the other 50% was controlled by Lidya. Kartaltepe hosts approximately 207,000 ounces of gold Mineral Reserves outlined in the CDMP21, along with an additional 408,000 ounces of Measured & Indicated Mineral Resources and 394,000 ounces of Inferred Mineral Resources, exclusive of Mineral Reserves. The licenses include the Çakmaktepe and Bayramdere deposits, and also cover the Mavialtin Porphyry Belt which features a number of exploration prospects including Mavidere, Saridere, Aslantepe and Findiklidere. Upon completion of this Transaction, SSR Mining will hold 80% of all licenses across the Ҫӧpler District.

Çakmaktepe Extension
(Ardich)
Çöpler
Mine
Çakmaktepe
Project
Aslantepe
Bayramdere
Saridere
Elmadere
Çöpler Saddle
Findiklidere
Meşeburnu
Mavidere
0
2.5km
Mavialtin
Porphyry Belt
Mineralized
Target
Anagold License
Kartaltepe License

Figure 1: Çöpler District map

1 Kartaltepe ore was previously sold in 2019 to the Anagold JV at $15/tonne for on-site processing.

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About SSR Mining
SSR Mining Inc. is a leading, free cash flow focused gold company with four producing assets located in the USA, Türkiye, Canada, and Argentina, combined with a global pipeline of high-quality development and exploration assets. In 2021, the four operating assets produced approximately 794,000 gold-equivalent ounces. SSR Mining is listed under the ticker symbol SSRM on the NASDAQ and the TSX, and SSR on the ASX.

SSR Mining Contacts:
F. Edward Farid, Executive Vice President, Chief Corporate Development Officer
Alex Hunchak, Director, Corporate Development and Investor Relations

SSR Mining Inc.
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046

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Cautionary Note Regarding Forward-Looking Information and Statements:

Except for statements of historical fact relating to us, certain statements contained in this news release constitute forward-looking information, future oriented financial information, or financial outlooks (collectively “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.

Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release. The key risks and uncertainties include, but are not limited to: local and global political and economic conditions; governmental and regulatory requirements and actions by governmental authorities, including changes in government policy, government ownership requirements, changes in environmental, tax and other laws or regulations and the interpretation thereof; developments with respect to the COVID-19 pandemic, including the duration, severity and scope of the pandemic and potential impacts on mining operations; future exploration and resource development success; and other risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission on EDGAR and the Canadian securities regulatory authorities on SEDAR.

Forward-looking information and statements in this news release include any statements concerning, among other things: the Company’s acquisition of 30% of Kartaltepe Mining Joint Venture and the expected benefits and synergies; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions.

Such forward-looking information and statements are based on a number of material factors and assumptions, including, but not limited in any manner to, those disclosed in any other of our filings on EDGAR and SEDAR. While we consider these factors and assumptions to be reasonable based on information currently available to us, they may prove to be incorrect.

The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking information. You should not place undue reliance on forward-looking information and statements. Forward-looking information and statements are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward-looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings on our website at www.ssrmining.com, on SEDAR at www.sedar.com, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

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